Exhibit 16.02

THOMAS W. KLASH
CERTIFIED PUBLIC ACCOUNTANT

November 10, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE: The Parkview Group, Inc.

This letter will confirm that I reviewed Item 4.01 of The Parkview Group, Inc.’s Form 8-K, captioned “Changes in Registrant’s Certifying Accountant” and that I agree with the statements made therein as they relate to my firm. I have no basis to agree or disagree with other statements made under Item 4.01.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

/s/ Thomas W. Klash CPA